UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 5, 2009
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-17204	20-3126427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11900 College Blvd., Suite 204,
Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (913) 948-9512
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement
     On March 5, 2009, Infinity Energy Resources, Inc. (“Infinity” or the “Company”) entered into two contracts relating to the Company’s concessions in the Tyra and Perlas Blocks, offshore Nicaragua, as originally awarded to the Company by the Republic of Nicaragua in 2003; the Contrato de Concesión Para Exploración y Explotación de Hidrocarburos, Prospecto “Perlas” and the Contrato de Concesión Para Exploración y Explotación de Hidrocarburos, Prospecto “Tyra”, each by and among Infinity and the Republic of Nicaragua.
     The contracts each contemplate six-year exploration periods within the contract area, divided into four sub-periods. While the Company has the option to enter into the next sub-period, the Company’s right to enter into the next sub-period is subject to the Company having fulfilled its obligations during the then current sub-period. Within such sub-periods, Infinity is required to perform certain tasks and spend certain amounts of money, including completing environmental studies, acquiring and interpreting seismic data and undertaking drilling operations. The contracts also contemplate a thirty-year exploitation period, plus a period for natural gas exploitation, each of which may be extended upon certain circumstances. Infinity must begin exploration operations within ninety (90) days after the issuance of the environmental permit by the Ministry of Environment and Natural Resources of Nicaragua.
     In accordance with Nicaraguan law, Infinity must pay a nonrefundable area fee based on the number of hectares comprising the contract area. Also in accordance with Nicaraguan law, Infinity must pay royalties on liquid hydrocarbons and a royalty on natural gas. In addition, upon the production of hydrocarbons from the contract area, Infinity must make an annual payment to the Autonomous Region for the Atlantic North (“RAAN”) and Autonomous Region for the Atlantic South (“RAAS”) to be used for social and economic programs, infrastructure, and programs related to environmental protection, health and education.
     Within fifteen (15) days following the effective date of the contracts and following submission of the notices to enter the each successive exploration sub-period, Infinity must provide an irrevocable guarantee in favor of the Nicaraguan Ministry of Energy and Mines (“MEM”) in a specified amount, subject to periodic reduction as work is performed. This obligation is anticipated to be met initially by the issuance of a letter of credit by or through Amegy Bank National Association in the amount of $950,000. The contracts may be terminated by either party in certain circumstances, including, but not limited to, if certain obligations within the sub-periods are not fulfilled, a material breach occurs, or the contracts expire pursuant to their own terms.
     In order to fulfill the substantial capital expenditures required under the contracts, including the guarantee obligations, and in order to develop the concessions, the Company is seeking potential partners that may be interested in working and/or partnering with Infinity, subject to any approval required by the Nicaraguan government.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Forward-Looking Statements
     This Current Report on Form 8-K includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this Current Report on Form 8-K include the ability of the Company to continue as a going concern, the success of the Company’s efforts to move forward with exploration and development activities in Nicaragua, the benefit to the Company’s shareholders and the citizens of Nicaragua of the development of the Company’s Nicaraguan concessions, the success of the Company’s efforts to secure the necessary capital to acquire and process seismic data and fulfill its obligations under the contracts, the Company’s ability to obtain the appropriate financial guarantees and the Company’s ability to find an acceptable partner with which to pursue its exploration and development program in Nicaragua. Factors that could cause or contribute to such differences include, but are not limited to, operating risks, delays and problems, the availability of services on acceptable terms, the results of drilling and completions, changes in the prices of oil and gas, unexpected negative geological variances, governmental uncertainties in Nicaragua, actions by Amegy and/or other creditors with respect to debt obligations, liquidity and capital requirements, the unavailability of capital on acceptable terms or at all, the availability of partners and other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s periodic report filings with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: March 11, 2009.

Infinity Energy Resources, Inc.
By:	/s/ Stanton E. Ross
Stanton E. Ross
Chief Executive Officer

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